LIBERTY ALL-STAR EQUITY FUND

               Amendment to Declaration of Trust



     The undersigned, Richard I. Roberts, a Trustee of Liberty All-Star Equity Fund, a Massachusetts business trust (the "Fund"), do hereby certify, pursuant to Section 10.1 of the Declaration of Trust of the Fund, as heretofore amended (the "Declaration of Trust"), that, by action of the shareholders of the Fund duly taken in the manner provided in the Declaration of Trust, the Declaration of Trust has been amended to add a new Section 8.8 to Article VIII of such Declaration reading in its entirety as follows:

     "Section 8.8. Conversion to Open-End Investment Company. Notwithstanding any other provision of this Declaration, from and after the final adjournment of the 1993 Annual Meeting of the Shareholders of the Trust, the conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act, shall require the affirmative vote or consent of the holders of seventy-five percent (75%) of the Shares outstanding and entitled to vote, unless the Board of Trustees of the Trust shall have by duly adopted resolution recommended such conversion, in which case such conversion shall require a Majority
          Shareholder Vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange. Notwithstanding the provisions of Section 8.3 of this Declaration, this Section 8.8 may not be amended, altered, changed or repealed unless such amendment, alteration, change or repeal shall receive the affirmative vote or consent of seventy-five percent (75%) of the Shares outstanding and entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange".


IN WITNESS WHEREOF, I have hereunto set my hand and seal this 11th day of May, 1992.


                                                     /s/RICHARD I. ROBERTS
                                                     ----------------------
                                                        Richard I. Roberts


                                                 COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, SS                                                        May 11, 1993

     Then personally appeared the above-named Richard I. Roberts who acknowledge the foregoing instrument to be his free act and deed.



                                            /S/JOHN L. DAVENPORT
                                            ---------------------------------
                                            John L. Davenport, Notary Public
                                            My commission expires May 31, 1996

                         LIBERTY ALL-STAR EQUITY FUND



                          ____________________________
                              DECLARATION OF TRUST


                               Dated August 20, 1986

                      as Amended through September 16, 1986

                                    TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I - Name and Definitions..............................................1

                Section 1.1.        Name
                Section 1.2.        Definitions

ARTICLE II - Trustees.........................................................3

                Section 2.1.        Number of Trustees
                Section 2.2.        Term of Office of Trustees
                Section 2.3.        Resignation and Appointment of
                                       Trustees
                Section 2.4.        Vacancies
                Section 2.5.        Delegation of Power to Other
                                       Trustees

ARTICLE III - Powers of Trustees..............................................5

                Section 3.1.        General
                Section 3.2.        Investments
                Section 3.3.        Legal Title
                Section 3.4.        Issuance and Purchase of
                                       Securities
                Section 3.5.        Delegation; Committees
                Section 3.6.        Collection and Payment
                Section 3.7.        Expenses
                Section 3.8.        Manner of Acting; By-Laws
                Section 3.9.        Miscellaneous Powers
                Section 3.10.       Principal Transactions

ARTICLE IV - Investment Adviser, Distributor and Transfer Agent...............9

                Section 4.1.        Investment Adviser
                Section 4.2.        Distributor
                Section 4.3.        Transfer Agent
                Section 4.4.        Parties to Contract
                Section 4.5.        Compliance with 1940 Act

                                                                          Page
ARTICLE V - Limitations of Liability of Shareholders,
                           Trustees and Others........ ......................11

                Section 5.1.        No Personal Liability of Shareholders,
                                            Trustees, etc.
                Section 5.2.        Non-Liability of Trustees, etc.
                Section 5.3.        Mandatory Indemnification
                Section 5.4.        No Bond Required of Trustees
                Section 5.5.        No Duty of Investigation; Notice in
                                            Trust Instruments, etc.
                Section 5.6.        Reliance on Experts, etc.

ARTICLE VI - Shares of Beneficial Interest................................. .15

                Section 6.1.        Beneficial Interest
                Section 6.2.        Rights of Shareholders
                Section 6.3.        Trust Only
                Section 6.4.        Issuance of Shares
                Section 6.5.        Register of Shares
                Section 6.6.        Transfer of Shares
                Section 6.7.        Notices
                Section 6.8.        Treasury Shares
                Section 6.9.        Voting Powers

ARTICLE VII - Determination of Net Asset Value, Net Income
                              And Distributions..............................17

ARTICLE VIII - Duration; Termination of Trust; Amendment;
                              Mergers, Etc...................................18

                Section 8.1.        Duration
                Section 8.2.        Termination of Trust
                Section 8.3.        Amendment Procedure
                Section 8.4.        Merger, Consolidation and Sale of Assets
                Section 8.5.        Incorporation and Reorganization
                Section 8.6.        Conversion
                Section 8.7.        Certain Transactions

                                                                           Page

ARTICLE IX - Reports to Shareholders.........................................23

ARTICLE X - Miscellaneous....................................................23

                Section 10.1. Filing
                Section 10.2. Governing Law
                Section 10.3. Counterparts
                Section 10.4. Reliance by Third Parties
                Section 10.5. Provisions in Conflict with Law
                                            or Regulations
                Section 10.6. Appointment of Resident Agent

SIGNATURE PAGE...............................................................25

                              Amended and Restated
                               DECLARATION OF TRUST

                                         OF
                             LIBERTY ALL STAR EQUITY FUND

                               Dated August 20, 1986

                      as Amended through September 16, 1986


         DECLARATION OF TRUST made August 20, 1986 by John A. Benning (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, the "Trustees");

         WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and

         WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

         NOW, THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

                                    ARTICLE I

                            NAME AND DEFINITIONS

         Section 1.1 Name. The name of the trust created hereby is the "Liberty All-Star Equity Fund."

         Section 1.2 Definitions. Wherever they are used herein, the following terms have the following respective meanings:

(a) "By-Laws" means the By-laws referred to in Section 3.9 hereof, as from time to time amended.

(b) The terms "Commission, "Interested Person,' and "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) have the meanings given them in the 1940 Act.

(c) "Custodian" means any person other than the Trust who has custody of any Trust Property as required by 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said 17(f).

(d) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

(e) "Distributor" means the party, other than the Trust, to the contract described in Section 4.2 hereof.

(f) "Investment Adviser" means a party furnishing services to the Trust pursuant to the contract described in Section 4.1 hereof.

(g) The "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time.

(h) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

(i)      "Shareholder" means a record owner of outstanding Shares.

(j) "Shares" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

(k) "Transfer Agent" means a party furnishing services to the Trust pursuant to the contract described in Section 4.3 hereof.

(l)      The "Trust" means the trust created hereby.

(m) The "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust of the Trustees.

(n) The "Trustees" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                 ARTICLE II
                                  TRUSTEES

          Section 2.1. Number of Trustees. The number of Trustees shall initially be one (1), and after a registration statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have been filed the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by said sole Trustee, or (if more than one) a majority of the Trustees, provided, however, that, following the date such registration statement shall have become effective, the number of Trustees shall in no event be less than three (3) nor more than fifteen (15). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this
Article II at the time of the decrease.

         Section 2.2. Term of Office of Trustees. The Board of Trustees shall be divided into three classes. Within the limits above specified, the number of Trustees in each class shall be determined by resolution of the Board of Trustees. The term of office of the first class shall expire on the date of the first annual meeting of shareholders or special meeting in lieu thereof. The term of office of the second class shall expire on the date of the second annual meeting of shareholders or special meeting in lieu thereof. The term of office of the third class shall expire on the date of the third annual meeting of shareholders or special meeting in lieu thereof. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2.3 of this Article, and each Trustee elected shall hold office until his successor shall have been elected and shall have qualified; except (a) that any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause, at any time by written instrument, signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement;
and (d) a Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         Section 2.3. Resignation and Appointment of Trustees. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, declination, resignation, removal, retirement, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

         Section 2.4. Vacancies. The death, declination, resignation, retirement, removal, bankruptcy, adjudicated incompetence or incapacity to perform the duties of a Trustee, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

         Section 2.5. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein other wise expressly provided.


                                    ARTICLE III
                                POWERS OF TRUSTEES

         Section 3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments and to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

         The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

         Section 3.2.  Investments.  (a) The Trustees shall have the power to:

(i) operate as and carry on the business of an investment company, and exercise all of the powers necessary or appropriate to the conduct of such operations;

(ii) To invest in, hold for investment, or reinvest in, securities, including common and preferred stocks; warrants; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other
political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality;

(iii) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend, to write (or sell) and purchase put and call options on any such securities and to pledge any such securities and repurchase agreements;

(iv) To exercise all rights, powers and privileges of ownership or interest in all securities and repurchase agreements included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and repurchase agreements;

(v) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale of otherwise) any property, real or personal, including futures contracts and options thereon, cash, and any interest therein;

(vi) To borrow money or otherwise obtain credit and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property;

(vii) To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm; and

(viii) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

     The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

     (b) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

     Section 3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 3.4. Issuance and Purchase of Securities. The Trustees shall have the power to issue, sell, purchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII and VIII hereof, to apply to any such repurchase, retirement, cancellation or acquisition of Shares any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

     Section 3.5. Delegation; Committees. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is not prohibited by the 1940 Act.

     Section 3.6. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

     Section 3.7. Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

     Section 3.8. Manner of Acting; By laws. Except as otherwise provided herein or in the By-laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-laws to the extent such power is not reserved to the Shareholders.

     Notwithstanding the foregoing provisions of this Section 3.8 and in addition to such provisions or any other provision of this Declaration or of the By-laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

     Section 3.9.  Miscellaneous  Powers.  The Trustees shall have the power to:
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number,  and terminate,  any one or more committees which may  exercise  some or all of the power and  authority  of the  Trustees  as the
Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, Officers, employees, agents, investment advisers, distributors, selected dealers of independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit sharing, share purchase and other retirement, incentive and benefit plans for any Trustees, officers, employees of agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including the Investment Adviser, Distributor, Transfer Agent and selected dealers to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

     Section 3.10. Principal Transactions. Except in transactions permitted by the 1940 Act or rules and regulations adopted by the Commission, or any order of exemption issued by the Commission, the Trustees shall not, on behalf of the Trust, buy any securities (other than shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Adviser, Distributor or Transfer Agent or with any Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

                                 ARTICLE IV
            INVESTMENT ADVISER, DISTRIBUTOR AND TRANSFER AGENT

     Section 4.1. Investment Adviser. Subject to a Majority Shareholder Vote, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby a party to such contract shall undertake to furnish the Trust such administrative, management, investment advisory, statistical and research facilities and services, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may delegate to the Investment Adviser authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of assets of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

     Section 4.2. Distributor. The Trustees may in their discretion from time to time enter into a contract providing for the sale of Shares whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-laws; and such contract may also provide for the sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution of the Shares.

     Section 4.3. Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration or the By-laws. Such services may be provided by one or more Persons.

     Section 4.4. Parties to Contract. Any contract of the character described in Section 4.1, 4.2 or 4.3 of this Article IV or any Custodian contract, as described in the By-laws, may be entered into with any Person, although one or more of the Trustees or officers of the trust may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be disqualified from voting upon or executing any such contract; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of the Article IV or the By-laws. The same

Person may be the
other party to contracts entered into pursuant to Sections 4.1, 4.2 and 4.3 above or Custodian contracts, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.4.

     Section 4.5. Compliance with the 1940 Act. Any contract entered into pursuant to Sections 4.1 or 4.2 shall be consistent with and subject to the requirements of Section 15 of the Investment Company Act of 1940 (including any amendment thereof or other applicable Act or Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.


                                    ARTICLE V
                   LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

     Section 5.1. No Personal Liability of Shareholders, Trustees, etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such
Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonable incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

     Section 5.2. Non-Liability of Trustee, etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties involved in the conduct of his office.

     Section 5.3. Mandatory Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

     (i) every person who is or has been a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against all liability and against all expenses reasonable incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

     (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b) No indemnification shall be provided hereunder to a Trustee or officer:

     (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

     (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust

     (iii)in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b)(ii) resulting in a payment by a Trustee or officer, unless there has been either a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

     (A) by vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

     (B) by written opinion of independent legal counsel.

          (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a Person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators, and assigns of such Person. Noting contained herein shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers may be entitled by contract or otherwise under law.

          (d) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph
     (a) of this Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 5.3, provided that either

          (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

          (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

          As used in this Section 5.3, a "Disinterested Trustee" is one (i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission, and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

          Section 5.4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

     Section 5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees or Shareholders individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

     Section 5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon any opinion of counsel, or upon reports made to the trust by any of its officers or employees selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                       ARTICLE VI
                             SHARES OF BENEFICIAL INTEREST

     Section 5.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable value. The number of shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

     Section 6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore are vested exclusively in therein other than the beneficial interest conferred by their Shares and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer any assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series of Shares.

     Section 6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners and members of a joint stock association.

     Section 6.4. Issuance of Shares. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without
thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for whole Shares and/or 1 1,000ths of a Share or integral multiples thereof.

     Section 6.5. Register of Shares. A register shall be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-laws provided, until he has given his address to the Transfer Agent of such other officer or agent to the Trustees as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

     Section 6.6. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with any certificate or certificates (if issued) for such Shares and such evidence of the genuiness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or register nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

     Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent; but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

     Section 6.7. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

     Section 6.8. Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 6.4, not confer any voting rights on the Trustees, nor shall such shares be entitled to any dividends or other distributions declared with respect to the Shares.

     Section 6.9. Voting Powers.  The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Section 2.2 hereof, (ii) with respect to any investment advisory or management contract as provided in Section 4.1, (iii) with respect to termination of the Trust as provided in Section 8.2,
(iv) with respect to any amendment of the Declaration to the extent and as provided in Section 8.3, (v) with respect to any merger, consolidation, conversion or sale of assets as provided in Sections 8.4, 8.5 and 8.7, (vi) with respect to incorporation of the Trust to the extent and as provided in Section 8.5, (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (viii) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-laws or any registration of the Trust as an investment company under the 1940 Act with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-laws to be taken by Shareholders. The By-laws may include further provisions for Shareholders' votes and meetings and related matters.

                                  ARTICLE VII

                      DETERMINATION OF NET ASSET VALUE,
                         NET INCOME AND DISTRIBUTIONS

     The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted vote of the Trustees such bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable.

                                ARTICLE VIII
                     DURATION; TERMINATION OF TRUST;
                          AMENDMENT; MERGERS, ETC.

     Section 8.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article VIII.

     Section 8.2. Termination of Trust. (a) The Trust may be terminated (i) by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares outstanding and entitled to vote at any meeting of Shareholders, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than seventy-five percent (75%) of such Shares. Upon the termination of the Trust:

     (i) The Trust shall carry on no business except for the purpose of winding up its affairs;

     (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collects its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided, that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially of the Trust Property shall require Shareholder approval in accordance with Section
8.4 hereof; and

     (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly in cash and partly in kind, among the Shareholders according to their respective rights.

     (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

     Section 8.3. Amendment Procedure. (a) Except as provided in paragraph (c) of this Section 8.3 this Declaration may be amended by a Majority Shareholder Vote or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of the Shares outstanding and entitled to vote. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

     (b) No amendment may be made under this Section 8.3 which would change any rights with respect to any Shares by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote. Noting contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, Officers, employees and agents of the Trust or to permit assessment upon Shareholders.

     (c) No amendment may be made under this Section 8.3 which shall amend, alter, change or repeal any of the provisions of Sections 8.2, 8.3, 8.4, 8.6 and
8.7 unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of seventy-five percent (75%) of the Shares outstanding and entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

     (d) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     Section 8.4. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of such Shares, provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of Shares outstanding and entitled to vote, shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.

     Section 8.5. Incorporation and Reorganization. With the approval of the holders of a majority of the Shares outstanding and entitled to vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization or any corporation, partnership, association, trust or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

     Section 8.6. Conversion. (a) Notwithstanding any other provision of this Declaration, at any time prior to January 1, 1993, the conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act as in effect on October 1, 1986, shall require the affirmative vote or consent of the holders of seventy-five percent (75%) of the Shares outstanding and entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

     (b) Notwithstanding any other provision of the Declaration, if the Trust's status has not been converted from a "closed-end company" to an "open-end company," in accordance with subsection (a) of this Section 8.6, the Trustees shall submit to the Shareholders, during the first six months of 1993, at their annual meeting or at a special meeting in lieu thereof a proposal to convert the Trust's status from a "closed-end company" to an "open-end company," as those terms are defined above. The adoption of this proposal will require a Majority Shareholder Vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

     Section 8.7. (a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of the holders of seventy-five percent (75%) of the Shares outstanding and entitled to vote, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

     (b) The term "Principal Shareholder" shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Shares and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Section, in addition to the Shares which a corporation, person or other entity beneficially owns directly, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of the conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of Shares, or which it or its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December 1, 1986, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

     (c) This Section shall apply to the following transaction:

     (i) The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

     (ii) The issuance of any securities of the Trust to any Principal Shareholder for cash.

     (iii) The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.)

     (iv) The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve month period).

     (d) The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph

(c) of this Section if the Board of
Trustees of the Trust shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

     (e) The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust, whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding Shares, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof, constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

                                    ARTICLE IX
                            REPORTS TO SHAREHOLDERS

     The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                     ARTICLE X
                                  MISCELLANEOUS

     Section 10.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

     Section 10.2. Governing Law. This Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

     Section 10.2. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     Section 10.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder, certifying: (a) the number or identity of Trustees or Shareholders,
(b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

     Section 10.5. Provisions in Conflict with Law or Regulations. (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1954, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed not to constitute and never to have constituted a part of the Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any  provision  of the  Declaration  shall  be held
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall affect only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

     Section 10.6. Appointment of Resident Agent. John A. Benning, 600 Atlantic Avenue, Boston, Massachusetts 02210, is hereby appointed the resident agent of the Trust in the Commonwealth of Massachusetts upon whom may be served any notice, process or pleading in any action or proceeding against the Trust or the Trustees as such.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 20th day of August, 1986.


                                         /s/JOHN A. BENNING
                                            -------------------------------
                                            John A. Benning, as Trustees
                                            and not Individually

                                            Federal Reserve Plaza
                                            Boston, MA  02210


                               COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, SS                                               BOSTON, MASSACHUSETTS


                                                                August 20, 1986

     Then personally appeared the above-named John A. Benning who acknowledged the foregoing instrument to be his free act and deed.

                                               Before me,



                                               /s/ JOHN L. DAVENPORT
                                              --------------------------
                                                   John L. Davenport
                                                   Notary Public

My Commission Expires:  June 16, 1989